Exhibit 10.12

FIFTH AMENDMENT (2018-1) TO THE

PENSION PLAN FOR EMPLOYEES OF AMPHENOL CORPORATION

AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2016

Pursuant to Section 12.1 of the Pension Plan for Employees of Amphenol Corporation as amended and restated effective January 1, 2016 (the "Plan"), the Plan is hereby amended as follows, effective December 31, 2018, to i) cease all accrual of benefits as of December 31, 2018 for any Grandfathered Participant who is as of such date a Highly Compensated Employee, or for any other Grandfathered Participant upon such date thereafter when such Grandfathered Participant becomes a Highly Compensated Employee. In order to accomplish this result, the following amendments are made to the Plan:

1.         Section 4.1(b)(i) shall be amended to add a new last sentence to read as follows:

Notwithstanding the foregoing, effective December 31, 2018 a Grandfathered Participant who is or thereafter becomes a Highly Compensated Employee shall cease to be treated as a Grandfathered Participant for purposes of accrual of benefits as of the December 31 (2018 or thereafter) prior to the first day of the Plan Year in which such Participant is a Highly Compensated Employee (the “Special Freeze Date”), and shall not thereafter be treated as a Grandfathered Participant for purposes of accrual of benefits.

2.        Section 4.1(c) shall be amended by deleting the last sentence thereof (“The foregoing freeze shall not apply to Grandfathered Participants.”), and adding the following in its place:

The foregoing freeze shall not apply to Grandfathered Participants except that if a Grandfathered Participant ceases to be treated as a Grandfathered Participant for benefit accrual purposes, as set forth in Section 4.1(b)(i), then upon the Special Freeze Date as defined in Section 4.1(b)(i) the following rules (to the extent applicable) shall apply in determining such Participant’s Accrued Benefit:

(iv)           Compensation.  No Compensation paid after the Special Freeze Date shall count under the Plan when determining such Grandfathered Participant’s Average Monthly Compensation.

(v)            Years of Accrual Service.  No period of employment with the Employer or a Participating Employer after the Special Freeze Date shall count under the Plan when determining such Grandfathered Participant’s Years of Accrual Service.

(vi)           Primary Social Security Retirement Benefit.  The Primary Social Security Retirement Benefit of such Grandfathered Participant shall be determined as of Special Freeze Date.

3.         Exhibit A: Salaried Employees’ Pension Plan of the Amphenol Corporation, is amended by adding the following Note to the end of the cover pages thereof:

(3)         Freeze for Grandfathered Participants who are Highly Compensated Employees.  The Plan document has been amended, effective December 31, 2018, to provide that a Grandfathered Participant will cease accruals upon becoming a Highly Compensated Employee.  The amendments apply to this Exhibit.  See Sections 4.1(b) and (c) of the Plan document to determine the effect of this amendment on the terms of the Exhibit.

4.         Exhibit C: LPL Technologies Inc. Retirement Plan is amended by adding the following Note to the end of the cover pages thereof:

(3)         Freeze for Grandfathered Participants who are Highly Compensated Employees.  The Plan document has been amended, effective December 31, 2018, to provide that a Grandfathered Participant will cease accruals upon becoming a Highly Compensated Employee.  The amendments apply to this Exhibit.  See Sections 4.1(b) and (c) of the Plan document to determine the effect of this amendment on the terms of the Exhibit.

5.         The first page of Exhibit G: Pension Plan for Salaried Employees of the Sidney Division, Amphenol Corporation, is amended by adding the following Note to the end thereof:

(3)         Freeze for Grandfathered Participants who are Highly Compensated Employees.  The Plan document has been amended, effective December 31, 2018, to provide that a Grandfathered Participant will cease accruals upon becoming a Highly Compensated Employee.  The amendments apply to this Exhibit.  See Sections 4.1(b) and (c) of the Plan document to determine the effect of this amendment on the terms of the Exhibit.

6.         Exhibit B (Hourly Employees’ Pension Plan) is amended by modifying the numbering of existing subsection (ix) of Section 4.1(a)(10) to be existing subsection (x) thereof, and inserting the following new subsection (ix) of Section 4.1(a)(10) to read as follows:

(x)           RF Danbury Employees with Severance from Service Date on or after January 1, 2019

Notwithstanding the preamble to this Section 4.1(a) for the RF Danbury Employee whose Severance is on or after January 1, 2019, the amount of the monthly retirement benefit in the Normal Form to be provided for each Participant who retires on his or her Normal Retirement Date shall be equal to such Participant’s Accrued Benefits as of any such date equal to the sum of:

(A)    The number of Years of Accrual Service prior to January 1, 2001, multiplied by $14.00; and

(B)    The number of Years of Accrual Service on or after January 1, 2001, multiplied by $37.00.

6.         Section 16.35, the definition of Highly Compensated Employee, is amended by restating clause (b) in the second paragraph thereof to read as follows:

(b)   for the preceding year had Compensation from the Employer in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code.)

AMPHENOL CORPORATION

Dated:	October 29, 2018	By:	/s/ David Silverman
		Its:	Vice President, Human Resources